UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):	August 1, 2006

NYFIX, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-21324	06-1344888
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Wall Street, 26th Floor, New York, New York 10005
(Address of principal executive offices)

Registrant’s telephone number, including area code:	646-525-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

As previously reported by the NYFIX, Inc. (the “Company”) in a Current Report on Form 8-K filed February 1, 2006 (the “February Filing”), Mark R. Hahn relinquished his role as Chief Financial Officer of the Company by resignation and assumed the role of Senior Vice President - Finance, reporting to Steven R. Vigliotti, Chief Financial Officer of the Company, effective January 31, 2006. In doing so, Mr. Hahn relinquished his role as an executive officer of the Company, and the Company and Mr. Hahn executed an Executive Agreement (the “Hahn Agreement”) on January 31, 2006, which was an exhibit to the February Filing.

Effective August 1, 2006, the Company and Mr. Hahn executed Amendment No. 1 to the Hahn Agreement. Such amendment changed the expiration date under Section 4(a) of the Hahn Agreement from June 30, 2006 to August 1, 2006, or such later date, as mutually agreeable to the Company and Mr. Hahn, not later than September 30, 2006.

The forgoing description of the terms of the amendment is qualified in its entirety by reference to the copy of the amendment filed with this report as Exhibit 10.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

         Exhibit No.  Exhibits

10.1      Amendment No. 1, dated August 1, 2006, to Executive Agreement dated January 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYFIX, INC.

By:	/s/ Brian Bellardo
Name: Brian Bellardo
Title: Secretary

Dated: October 4, 2006

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
10.1	Amendment No. 1, dated August 1, 2006, to Executive Agreement dated January 31, 2006.